UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2007

APPLE REIT SEVEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-125546	20-2879175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Seven, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 24, 2007, our indirect wholly-owned subsidiary, Apple Seven Hospitality Ownership, Inc., closed on the purchase of four hotels.

The table below describes the four hotels:

Hotel Location	Franchise (a)	Seller	Number of Rooms	Purchase Price
Prattville, Alabama	Courtyard	Subelt-CPA, L.L.C.	84	$9,303,470
Lakeland, Florida	Courtyard	Sunbelt-Lakeland, L.L.C.	78	9,805,236
Tallahassee, Florida	Fairfield Inn	Sunbelt-Tallahassee, L.L.C.	79	6,646,620
Columbus, Georgia	Fairfield Inn	Sunbelt-Columbus, L.L.C.	79	7,332,597

TOTAL			320	$33,087,923

Notes:

(a)	All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

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Our purchasing subsidiary assumed existing loans secured by two of the hotels. The table below describes these loans:

Hotel Location	Franchise	Principal Balance (a)	Interest Rate	Maturity Date
Lakeland, Florida	Courtyard	$4,220,000	6.80%	January 2013
Tallahassee, Florida	Fairfield Inn	3,500,000	6.80%	January 2013

TOTAL		$7,720,000

Note:

(a)	All loans provide for monthly payments of principal and interest on an amortized basis.

The purchase price under the purchase contract was funded by our ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share).

Additional information regarding the purchased hotels and purchase contracts are set forth in our: (i) Form 8-K dated September 27, 2006 and filed with the Securities and Exchange Commission on September 29, 2006; and (ii) Form 8-K dated January 16, 2007 and filed with the Securities and Exchange Commission on January 19, 2007. Each of these Form 8-Ks are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

a. Financial statements of businesses acquired.

(Financial statements will be filed as necessary by amendment within the required time period)

b. Pro forma financial information.

(Pro forma financial information will be filed as necessary by amendment within the required time period)

c. Shell company transaction.

None

d. Exhibits.

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Seven, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

April 26, 2007

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